THIRD AMENDMENT TO UNIT POWER AGREEMENT FOR
THE SALE OF UNIT CAPACITY AND ENERGY
FROM OCEAN STATE POWER II TO MONTAUP ELECTRIC COMPANY

     This Third Amendment is entered into this 12th day of February, 1996, by and between Ocean State Power II, a Rhode Island general partnership with its principal office in Burrillville, Rhode Island ("Seller"), and Montaup Electric Company, a Massachusetts corporation with its principal office in Boston, Massachusetts ("Buyer").

     WHEREAS, Seller and Buyer have entered into a Unit Power Agreement for the Sale of Unit Capacity and Energy from Seller's combined-cycle generating plant located in Burrillville, Rhode Island, dated as of September 28, 1988 (as amended prior to the date hereof, the "Unit Power Agreement"); and

     WHEREAS, Seller and Buyer propose to amend further the Unit Power Agreement as set forth below.

     NOW THEREFORE, in consideration of the mutual undertakings and agreements contained in the Unit Power Agreement and in this Third Amendment, Seller and Buyer hereby agree to amend the Unit Power Agreement as follows:

     1. Definitions. Unless otherwise defined herein, all capitalized terms shall have the respective meanings ascribed to them in the Unit Power Agreement, as amended hereby, unless otherwise provided.

     2. Amendment. The following new paragraph shall be inserted at the end of
Article 7.4:

     Buyer and Seller agree that if (i) Seller computes the monthly allowance for income taxes pursuant to Article 7.3(b)(2) of this Agreement on the basis of an effective income tax rate (other than for federal income taxes) that differs from the applicable income tax rate as determined by a Competent Taxing Authority, or (ii) Seller's charges for state excise taxes pursuant to
Article 7.3(a)(4) of this Agreement differ from the actual liability of Seller or partners in Seller as determined by a Competent Taxing Authority, then Seller shall true-up any such difference, and shall either refund to Buyer or collect from Buyer the Buyer's Share of the difference between the amount previously billed and the amount of (a) the monthly allowance under Article 7.3(b)(2) computed on the basis of such applicable income tax rate, (b) the charges for taxes under Article 7.3(a)(4) based on such actual tax liability of Seller or partners in Seller, and (c) interest and penalties, if any, assessed (or credited in the case of overpayments) by a Competent Taxing Authority with respect to such taxes. Notwithstanding anything to the contrary in this Article 7.4, Seller shall true-up any such tax allowance or charges with respect to any Contract Year at any time during the term of this Agreement or after the termination of this Agreement, irrespective of whether Seller previously had rendered recomputed bills pursuant to Article 7.4; provided, however, that Seller shall render a statement for such true-up not later than three months following a final and non-appealable determination with respect to any such tax liabilities. Seller (or partners in Seller as the case may be) agrees to take reasonable actions to contest or challenge any assessment of taxes subject to true-up pursuant to this paragraph, and the Operating Committee shall determine what reasonable actions should be taken in this regard. For purposes of this Article 7.4, "Competent Taxing Authority" shall mean any state taxing authority having jurisdiction over Seller or partners in Seller with respect to corporate income and corporate excise taxes, and "applicable income tax rate" shall mean the effective rate of corporate income tax found to be applicable to Seller or partners in Seller with respect to income of Seller.

     3. Effectiveness. It shall be a condition precedent to the effectiveness of this Third Amendment that Seller shall have obtained the consent of the Majority Noteholders (as defined in the Note and Guaranty Agreement, dated October l9, 1992) with respect to this Amendment.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Third Amendment to the Unit Power Agreement for the Sale of Unit Capacity and Energy from Ocean State Power II to Montaup Electric Company, as of the date written above.



OCEAN STATE POWER II, a General Partnership


By: JMC Ocean State Corporation, a General Partner
By: /s/ Michael McCleish
Title:  Vice President


MONTAUP ELECTRIC COMPANY
By:  /s/ Kevin A. Kirby
     Kevin A. Kirby
     Vice President